Exhibit 23.1

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Webster Financial Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of Webster Financial Corporation of our report dated February 28, 2020, with respect to the consolidated balance sheets of Webster Financial Corporation as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10-K of Webster Financial Corporation.

Hartford, Connecticut

June 18, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

Retirement Plans Committee

Webster Bank Retirement Savings Plan:

We consent to the incorporation by reference in the registration statement on Form S-8 of Webster Financial Corporation of our report dated June 28, 2019, with respect to the statements of net assets available for benefits of the Webster Bank Retirement Savings Plan as of December 31, 2018 and 2017, the related statements of changes in net assets available for benefits for the years then ended, and the related notes, and the supplemental schedule of Schedule H, line 4i – schedule of assets (held at end of year) as of December 31, 2018, which report appears in the December 31, 2018 annual report for Form 11-K of the Webster Bank Retirement Savings Plan.

Harford, Connecticut

June 18, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.